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                                                                     Exhibit 5.1


                            [HALE AND DORR LLP LOGO]
                                  HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                        617-526-6000 - Fax 617-526-5000




                                                     December 5, 2003

Ascential Software Corporation
50 Washington Street
Westborough, MA  01581-1021

      Re:   Second Restated 1994 Stock Option and Award Plan
            Second Restated 1989 Outside Directors Stock Option Plan
            Second Restated 1997 Employee Stock Purchase Plan
            Amended and Restated 1998 Non-Statutory Stock Option and Award Plan 1997 Non-Statutory Stock Option Plan

Ladies and Gentlemen:

      We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 6,050,000 shares of common stock, $0.01 par value per share (the "Shares"), of Ascential Software Corporation, a Delaware corporation (the "Company"), issuable under the Company's Second Restated 1994 Stock Option and Award Plan, Second Restated 1989 Outside Directors Stock Option Plan, Second Restated 1997 Employee Stock Purchase Plan, Amended and Restated 1998 Non-Statutory Stock Option and Award Plan and 1997 Non-Statutory Stock Option Plan (collectively, the "Plans").

      We have examined the Restated Certificate of Incorporation and Second Amended and Restated By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.


BOSTON  LONDON  MUNICH  NEW YORK  OXFORD  PRINCETON  RESTON  WALTHAM  WASHINGTON
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       Hale and Dorr LLP is a Massachusetts Limited Liability Partnership
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Ascential Software Corporation
December 5, 2003
Page 2


      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR LLP